Exhibit 99.1

Mitek Reports Third Quarter Fiscal 2013 Financial Results

•	Mobile Deposit® surpassed the 1,000 bank milestone; licensed financial institutions grow to 1,059

•	15th and 16th patents recently issued by USPTO for Signature Verification and Mobile Balance Transfer™

•	Increased cash, cash equivalents and investments to $29.5 million

SAN DIEGO – July 25, 2013 - Mitek Systems, Inc. (NASDAQ: MITK, www.miteksystems.com), a leading mobile imaging software solutions provider, today announced its financial results for the third quarter of fiscal 2013, which ended June 30, 2013.

“With over 1,000 banks now licensing our technology, Mobile Deposit is a springboard for adoption of all of our mobile imaging solutions, resulting in this quarter’s growth” said James B. DeBello, president and CEO of Mitek. “Our Mobile Imaging solutions are becoming pivotal for companies that want to advance their existing customer relationships and attract their next generation of consumers. Mitek continues to invest in our core science that turns complex Mobile Imaging technology into a pleasing consumer experience.”

Total revenue for the third quarter of fiscal 2013 was $3.9 million compared to total revenue of $3.2 million in the third quarter of fiscal 2012, driven by revenue from Mobile Deposit, Mobile Photo Bill Pay, and Mobile Photo Quoting.

GAAP net loss for the third quarter of fiscal 2013 was $2.1 million, or $0.08 per share, compared to GAAP net loss of $2.0 million, or $0.08 per share, in the third quarter of fiscal 2012. Non-GAAP net loss for the third quarter of fiscal 2013 was $1.4 million, or $0.05 per share, compared to non-GAAP net loss of $1.2 million, or $0.05 per diluted share, in the third quarter of fiscal 2012.

Total operating expenses for the third quarter of fiscal 2013 were in line with company guidance at $5.9 million compared to $5.2 million for the third quarter of fiscal 2012. The increase in total operating expenses was primarily driven by higher investments in personnel to grow the business as well as litigation-related expense.

Highlights

•	Hired Scott Carter, an executive with over 20 years of experience in payments, financial services and related industries, to Mitek’s newly-created Chief Marketing Officer position

•	15th and 16th patents recently issued by USPTO for Signature Verification/Fraud Detection and Mobile Balance Transfer™; 22 patents are pending

•	BBVA Compass, a top 25 U.S. retail bank, launched Mobile Photo Bill Pay™

•	San Diego County Credit Union, a top 20 U.S. credit union, launched Mobile Balance Transfer™

•	Launched MiSnap™ SDK, an innovative, touch-free automatic image capture technology that enhances the user experience across all products

Conference Call

Mitek management will host a conference call and live webcast for analysts and investors today at 5:00 p.m. ET to discuss the Company’s financial results. To participate, please dial in as follows approximately ten minutes in advance of the scheduled start time:

•	Parties in the U.S. and Canada can access the call by dialing 1-877-269-7756.

•	International parties can access the call by dialing 1-201-689-7817.

Mitek will offer a live webcast of the conference call, which will also include forward-looking information. The live webcast will be accessible and on the “Investor Relations” section of the Company’s website at http://www.miteksystems.com. An audio replay of the conference call will be available approximately two hours after the call and will be archived for 30 days. To hear the replay, parties in the United States and Canada should call 1-877-660-6853 and enter conference code 418120. International parties should call 1-201-612-7415 and enter conference code 418120.

About Mitek

Headquartered in San Diego, CA., Mitek (NASDAQ: MITK) is a mobile imaging software solutions provider that allows users to remotely deposit checks, pay their bills, get insurance quotes, and transfer credit card balances by snapping a picture with their camera-equipped smartphones and tablets instead of using the device keyboard. Mitek’s technology increases convenience for the consumer by eliminating the need to go to the bank branch or automated teller machine, and dramatically reduces processing and customer acquisition costs while increasing customer retention. With a strong patent portfolio, Mitek is positioned as the leading innovator in mobile imaging software and currently provides its solutions to Fortune 500 financial services companies. For more information about Mitek, please visit http://www.miteksystems.com. MITK-F

Notice Regarding Forward-Looking Statements

Statements contained in this news release relating to the Company’s or management’s intentions, hopes, beliefs, expectations or predictions of the future, including, but not limited to, statements relating to the Company’s long-term prospects, market opportunities beyond the financial services market, and the pursuit of partnerships in new market segments are forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, risks related to the Company’s ability to withstand negative conditions in the global economy, a lack of demand for or market acceptance of the Company’s products, the Company’s ability to continue to develop, produce and introduce innovative new products in a timely manner or the outcome of any pending or threatened litigation and the timing of the launch of Mobile Deposit by the Company’s signed customers.

Additional risks and uncertainties faced by the Company are contained from time to time in the Company’s filings with the U.S. Securities and Exchange Commission (SEC), including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2012 and its quarterly reports on Form 10-Q and current reports on Form 8-K, which you may obtain for free on the SEC’s website at www.sec.gov. Collectively, these risks and uncertainties could cause the Company’s actual results to differ materially from those projected in its forward-looking statements and you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company disclaims any intention or obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Note Regarding Use of Non-GAAP Financial Measures

This news release contains non-GAAP financial measures for non-GAAP net (loss) income and non-GAAP net (loss) income per share that exclude stock compensation expenses. These financial measures are not calculated in accordance with generally accepted accounting principles (GAAP) and are not based on any comprehensive set of accounting rules or principles. In evaluating the Company’s performance, management uses certain non-GAAP financial measures to supplement financial statements prepared under GAAP. Management believes these non-GAAP financial measures provide a useful measure of the Company’s operating results, a meaningful comparison with historical results and with the results of other companies, and insight into the Company’s ongoing operating performance. Further, management and the Board of Directors utilize these non-GAAP financial measures to gain a better understanding of evaluating the Company’s comparative operating performance from period-to-period and as a basis for planning and forecasting future periods. Management believes these non-GAAP financial measures, when read in conjunction with the Company’s GAAP financials, are useful to investors because they provide a basis for meaningful period-to-period comparisons of the Company’s ongoing operating results, including results of operations, against investor and analyst financial models, identifying trends in the Company’s underlying business and performing related trend analyses, and they provide a better understanding of how management plans and measures the Company’s underlying business.

© 2013 Mitek Systems, Inc. All rights reserved. The Mitek Systems name and logo and Mobile Deposit® are registered trademarks of Mitek Systems, Inc. Other product or service names mentioned herein are the trademarks of their respective owners.

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MITEK SYSTEMS, INC.

BALANCE SHEETS

	June 30, 2013	September 30, 2012
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$22,945,632	$6,702,090
Short-term investments	6,515,582	5,819,537
Accounts receivable, net	572,382	1,097,311
Other current assets	608,147	485,165

Total current assets	30,641,743	14,104,103
Long-term investments	—	2,085,690
Property and equipment, net	1,560,156	491,079
Other non-current assets	42,049	42,049

Total assets	$32,243,948	$16,722,921

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,336,825	$711,950
Accrued payroll and related taxes	1,238,682	726,965
Deferred revenue, current portion	2,686,083	1,632,085
Other current liabilities	179,865	31,656

Total current liabilities	6,441,455	3,102,656
Other non-current liabilities	1,379,081	63,586

Total liabilities	7,820,536	3,166,242

Stockholders’ equity:
Preferred stock, $0.001 par value, 1,000,000 shares authorized, none issued and outstanding	—	—
Common stock, $0.001 par value, 60,000,000 and 40,000,000 shares authorized, respectively; 29,916,403 and 25,995,216 issued and outstanding, respectively	29,916	25,995
Additional paid-in capital	53,661,424	36,990,691
Accumulated other comprehensive loss	(3,561)	(616)
Accumulated deficit	(29,264,367)	(23,459,391)

Total stockholders’ equity	24,423,412	13,556,679

Total liabilities and stockholders’ equity	$32,243,948	$16,722,921

MITEK SYSTEMS, INC.

STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2013	2012	2013	2012
Revenue
Software	$2,694,220	$2,463,916	$7,439,804	$5,861,391
Maintenance and professional services	1,187,807	697,813	2,976,150	2,011,560

Total revenue	3,882,027	3,161,729	10,415,954	7,872,951

Operating costs and expenses
Cost of revenue-software	240,053	170,411	586,915	427,599
Cost of revenue-maintenance and professional services	229,392	188,809	639,617	543,627
Selling and marketing	1,461,897	1,078,603	4,143,346	2,641,569
Research and development	1,976,020	2,117,174	5,020,127	5,026,959
General and administrative	2,032,316	1,626,133	5,849,052	4,089,315

Total costs and expenses	5,939,678	5,181,130	16,239,057	12,729,069

Operating loss	(2,057,651)	(2,019,401)	(5,823,103)	(4,856,118)

Other income (expense), net
Interest and other expense, net	(37,214)	(62,267)	(110,119)	(191,970)
Interest income	42,806	72,781	129,046	218,919

Total other income (expense), net	5,592	10,514	18,927	26,949

Loss before income taxes	(2,052,059)	(2,008,887)	(5,804,176)	(4,829,169)
Provision for income taxes	—	—	(800)	(800)

Net loss	$(2,052,059)	$(2,008,887)	$(5,804,976)	$(4,829,969)

Net loss per share - basic and diluted	$(0.08)	$(0.08)	$(0.22)	$(0.19)

Shares used in calculating net loss per share - basic and diluted	27,109,787	25,613,698	26,534,357	24,980,253

MITEK SYSTEMS, INC.

NON-GAAP NET LOSS RECONCILIATION

(Unaudited)

	For the three months ended June 30,		For the nine months ended June 30,
	2013	2012	2013	2012
Loss before income taxes	$(2,052,059)	$(2,008,887)	$(5,804,176)	$(4,829,169)
Add back:
Stock compensation expense	685,633	830,986	2,045,767	1,983,870

Non-GAAP loss before income taxes	(1,366,426)	(1,177,901)	(3,758,409)	(2,845,299)
Non-GAAP provision for income taxes	—	—	(800)	(800)

Non-GAAP net loss	$(1,366,426)	$(1,177,901)	$(3,759,209)	$(2,846,099)

Non-GAAP net loss per share - basic and diluted	$(0.05)	$(0.05)	$(0.14)	$(0.11)

Shares used in calculating non-GAAP net loss per share - basic and diluted	27,109,787	25,613,698	26,534,357	24,980,253

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Mitek Contacts:

Peter Salkowski

Managing Director, The Blueshirt Group

ir@miteksystems.com

858-309-1780